THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERSION OR EXERCISE OF THE SECURITIES REPRESENTED HEREBY IS EXPRESSLY MADE SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

IRELAND INC.
A NEVADA CORPORATION

SPECIAL WARRANT CERTIFICATE

Special Warrant Cert. No.:	{No. of Special Warrants} Special Warrants, entitling the Holder to acquire, subject to adjustment, one Unit of the Corporation for each Special Warrant represented hereby.
{Cert. No.}

CERTIFICATE NUMBER 026720-001

«IssueDate»

THIS IS TO CERTIFY THAT, for value received, {WARRANTHOLDER NAME} of {Street, City, State, Zip} (the “Holder”), is entitled, without any further payment therefor, to acquire in the manner and subject to the terms, conditions, restrictions, alternative conversion rights and adjustments set forth herein, during the Special Warrant Exercise Period, one (1) Unit for each Special Warrant represented hereby.

The Special Warrants represented hereby are part of a series of special warrants originally issued by the Corporation on the Original Issue Date.

Unless otherwise specifically defined herein, capitalized terms shall have the meaning set forth in Section 1 herein.

1.             Definitions:

For purposes of this Special Warrant Certificate, unless otherwise specifically defined herein, the following terms shall have the following meanings:

(a)	“Common Stock” means the common stock of the Corporation, par value $0.001 per share.

(a)

“Common Stock Equivalent” means any securities of the Corporation that entitles the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

(b)	“Original Issue Date” means [insert close date].

(c)

“Qualified Financing” means a transaction or any number of transactions following the Original Issue Date that involve the sale by the Corporation of (i) shares of Common Stock, or (ii) shares of Common Stock together with any Common Stock Equivalents, whereby the gross proceeds received by the Corporation from such transactions totals $7,000,000 or more, including any sales of Common Stock resulting from the exercise or conversion of any Common Stock Equivalents (including, but not limited to, Common Stock Equivalents outstanding as of the Original Issue Date). By way of example, if, following the Original Issue Date, the Corporation completes a sale of shares of Common Stock for total proceeds of $7,000,000, such sale shall be deemed to be a “Qualified Financing.” Alternatively, if, following the Original Issue Date, the Corporation completes a sale of shares of Common Stock for gross proceeds of $5,000,000 (Transaction A), and subsequently Common Stock Equivalents are exercised, resulting in gross proceeds to the Corporation of $4,000,000 (Transaction B), Transaction A and Transaction B shall, together, be deemed to be a Qualified Financing, notwithstanding that the total gross proceeds of such transaction exceeds $7,000,000 and regardless of whether Transaction A and Transaction B are completed at the same price per share. For purposes hereof, where a Qualified Financing consists of more than one transaction, the closing date of the Qualified Financing shall be deemed to be the closing date of the latest transaction forming part of the Qualified Financing.

IRELAND INC.	2
Special Warrant Certificate

(d)	“Special Warrants” means the series of Special Warrants issued by the Corporation on the Original Issue date, of which the Special Warrants represented hereby form a part.

(e)	“Special Warrant Subscription Price” means $0.20 per Special Warrant.

(f)

“Special Warrant Exercise Period” means the period beginning on the Original Issue Date and ending on the earlier of (i) February 28, 2016; (ii) the date that is the one (1) month anniversary of the closing date of a Qualified Financing, if any; and (iii) the date that the conversion rights set out in Section 2 or Section 3 are exercised.

(g)	“Subscription Agreement” means the subscription agreement for the Special Warrants represented hereby between the Corporation and original subscriber of such Special Warrants.

(h)

“Subsequent Equity Financing” means any sale by the Corporation of shares of Common Stock, Common Stock Equivalents or any combination of shares of Common Stock and Common Stock Equivalents, made after the Original Issue Date, but shall not include any sale or other issuance of:

(i)

shares of Common Stock or Common Stock Equivalents to employees, officers, consultants or directors of the Corporation pursuant to any stock option plan or stock incentive plan of the Corporation in effect on the Original Issue Date on the terms in effect on the Original Issue Date;

(ii)	any securities of the Corporation upon the exercise, exchange or conversion of the Special Warrants represented hereby;

(iii)

any securities of the Corporation upon the exercise, exchange or conversion of any Common Stock Equivalent granted or issued on or prior to the Original Issue Date (provided that such Common Stock Equivalent has not been modified or amended since the Original Issue Date to increase the number of securities issuable on exercise, exchange or conversion thereof or to decrease the exercise, exchange or conversion price thereof);

(iv)	securities issued in connection with any event set out in Section 8 hereof.

(i)	“Unit” means one (1) unit consisting of one (1) Unit Share and one (1) Unit Warrant.

(j)	“Unit Share” means one (1) share of Common Stock comprising a portion of a Unit.

IRELAND INC.	3
Special Warrant Certificate

(k)

“Unit Warrant” means one (1) share purchase warrant entitling the holder thereof to purchase one (1) Unit Warrant Share at the Unit Warrant Exercise Price for the Unit Warrant Term, and substantially in the form, and subject to the terms and conditions, attached as Schedule “C” to the Subscription Agreement.

(l)	“Unit Warrant Exercise Price” means $0.40 per share.

(m)	“Unit Warrant Share” means one (1) share of Common Stock issuable upon exercise of the Unit Warrants.

(n)	“Unit Warrant Term” means the period beginning on the Original Issue Date and ending at 5:00PM Pacific Time on February 28, 2020.

2.             Conversion of Special Warrants.

At any time during the Special Warrant Exercise Period, all, but not less than all, of the Special Warrants represented hereby may be converted into Units on the basis of one (1) Unit for every one (1) Special Warrant represented hereby. To exercise the conversion rights set forth in this Section 2, the Holder shall surrender to the Corporation this Special Warrant Certificate with the annexed Notice of Conversion Form duly completed and executed, and, upon receipt thereof, the Holder shall be entitled to receive a certificate for the Unit Shares and the Unit Warrants so issuable upon conversion.

3.             Alternate Conversion Right.

(a)

Subject to the provisions of this Section 3, if, at any time during the Special Warrant Exercise Period, the Corporation shall complete a Subsequent Equity Financing, the Holder shall have the right, but not the obligation to, convert all, but not less than all, of the Special Warrants represented hereby into that number of shares of Common Stock and Common Stock Equivalents that the Holder would have been entitled to had the Holder subscribed or otherwise participated in such Subsequent Equity Financing at an aggregate subscription price equal to the product of the total number of Special Warrants represented hereby times the Special Warrant Subscription Price.

(b)

In order to exercise the alternate conversion rights provided by this Section 3 with respect to a particular Subsequent Equity Financing, the Holder shall be required surrender to the Corporation this Special Warrant Certificate with the annexed Notice of Conversion Form duly completed and executed, on or before 5:00PM Pacific Time on the 1 month anniversary of the closing date of such Subsequent Equity Financing. Failure to deliver such documents to the Corporation by the date and time set forth in this Section 3(b) shall result in the alternate conversion rights set forth in this Section 3 ceasing to be available with respect to such Subsequent Financing.

(c)

The Holder expressly agrees that any Common Stock and Common Stock Equivalents received as a result of exercising the alternate conversion rights provided by this Section 3 shall be subject to substantially the same terms and conditions as if the Holder had directly subscribed for or otherwise directly participated in such Subsequent Equity Financing, including any restrictions, covenants, conditions, qualifications, adjustments, agreements or other provisions set out in the transaction documents to such Subsequent Equity Financing (including the terms and conditions of any Common Stock Equivalents issued as a part thereof), and the Holder agrees to execute such additional documents or agreements as may reasonably be required to evidence its agreement thereto. Notwithstanding the generality of the forgoing, any restrictions on transfer or resale required under applicable securities laws as set out in the transaction documents to such Subsequent Equity Financing (including the calculation of any hold periods required under applicable securities laws) shall be determined as such laws apply to the Holder.

IRELAND INC.	4
Special Warrant Certificate

4.             Automatic Conversion Upon Expiration of Special Warrant Exercise Period.

If the Holder has not, previously exercised the conversion rights set forth in Section 2 or Section 3 hereof, then immediately prior to the expiration of the Special Warrant Exercise Period, the Special Warrants represented hereby shall automatically be deemed to be converted into Units on the basis of one (1) Unit for every one (1) Special Warrant represented hereby, without any further act of or consideration from the Holder, and thereafter this Special Warrant Certificate and each of the Special Warrants represented hereby will expire and become null and void. For greater certainty, the Holder shall not be required to surrender this Special Warrant Certificate or provide a Notice of Conversion form for the automatic conversion provisions of this Section 4 to apply. The Corporation will, as soon as practicable after an automatic conversion set forth in this Section 4, cause to be delivered to the Holder, at the address of the Holder set forth above, certificates representing the Unit Shares and Unit Warrants to which the Holder is entitled upon such automatic conversion.

5.             Reservation of Shares.

The Corporation hereby agrees that, at all times during the Special Warrant Exercise Period, there shall be reserved for issuance a sufficient number of shares of Common Stock to enable the Corporation to satisfy its obligations to issue Unit Shares upon a conversion of the Special Warrants represented hereby for Units, and to issue Unit Warrant Shares upon an exercise of Unit Warrants issuable upon such a conversion of the Special Warrants for Units.

6.             Mutilation or Loss of Special Warrant Certificate

Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Special Warrant Certificate, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Special Warrant Certificate, the Corporation will execute and deliver a new Special Warrant Certificate of like tenor and date and any such lost, stolen, destroyed or mutilated Special Warrant Certificate shall thereupon become void.

7.             No Rights as Shareholder

The Holder shall not, by virtue hereof or the Special Warrants represented hereby, be entitled to any rights as a stockholder in the Corporation, including, without limitation, the right to vote at, or receive notice or attend, meetings of the stockholders of the Corporation or to receive dividends or other distributions, either at law or equity, and the rights of the Holder are limited to those expressed in this Special Warrant Certificate and are not enforceable against the Corporation except to the extent set forth herein.

8.             Adjustment for Stock Dividends, Stock Splits, Reclassifications, Mergers, Etc.

The number of Units to which the Holder is entitled upon the conversion of the Special Warrants represented hereby shall be subject to adjustment in the events and in the manner following:

(a)

If and whenever the shares of Common Stock at any time outstanding shall be subdivided into a greater, or consolidated into a lesser, number of shares, the number of Units to which the Holder is entitled upon a conversion of the Special Warrants represented hereby for Units shall be decreased or increased proportionately as the case may be.

(b)

In case of any capital reorganization or of any reclassification of the capital of the Corporation or in case of the consolidation, merger or amalgamation of the Corporation with or into any other company, the Special Warrants represented hereby shall, after such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, confer the right to receive:

IRELAND INC.	5
Special Warrant Certificate

(i)

the number of shares or other securities of the Corporation or of the Corporation resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, to which the Holder would have been entitled had such Holder exercised its right to convert the Special Warrants represented hereby for Units immediately prior to such capital reorganization, reclassification of capital, consolidation, merger or amalgamation; and

(ii)

the number of share purchase warrants or other securities or rights conferring the Holder the right to purchase from the Corporation that number of shares or other securities of the Corporation or of the Corporation resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, that the Holder would have been entitled to purchase had such Holder exercised its right to convert the Special Warrants represented hereby for Units immediately prior to such capital reorganization, reclassification of capital, consolidation, merger or amalgamation.

For greater clarity, it is the intention of the Holder and the Corporation that, on such capital reorganization, reclassification, consolidation, merger or amalgamation appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of the Special Warrants represented hereby so that the provisions set forth herein shall thereafter be applicable as nearly as may reasonably be in relation to any shares or other securities thereafter deliverable on the conversion of the Special Warrants represented hereby.

(c)

In the event of any dispute as to the adjustments to be made as a result of the provisions of this Section 8, a determination of the board of directors of the Corporation, acting reasonably and in good faith, as to the appropriate adjustments to be made with respect thereto shall be deemed final and binding on the Corporation and the Holder.

(d)	The adjustments provided for in this Section 8 are cumulative.

9.	Securities Matters.

(a)

The Special Warrants represented hereby and the Units or other securities issuable upon the conversion of such Special Warrants have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) and have been issued to the Holder for investment purposes and not with a view to the distribution of such Special Warrants, Units or other securities. Each certificate for the Unit Shares, Unit Warrants, Unit Warrant Shares or other securities issued or issuable upon conversion of the Special Warrants represented hereby shall contain a legend on the face thereof, in form and substance satisfactory to legal counsel for the Corporation, setting forth the restrictions on transfer contained in this Section or such other legends as the Corporation’s legal counsel may deem advisable for the purposes of complying with applicable law. The Holder understands that the Special Warrants represented hereby and the Unit Shares, Unit Warrants, Unit Warrant Shares or other securities issued or issuable upon conversion of the Special Warrants represented hereby constitute “restricted securities” under the Securities Act and acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resale of such securities. By acceptance of this certificate, the Holder acknowledges and agrees that:

(i)

The Holder is acquiring such securities for its own account for investment, with no present intention of dividing its interest with others or of reselling or otherwise disposing of all or any portion of the same;

(ii)

The Holder does not intend any sale of such securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non- occurrence of any predetermined event or circumstance;

IRELAND INC.	6
Special Warrant Certificate

(iii)	The Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of such securities;

(iv)	The Holder is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of such securities;

(v)	Such securities were offered to the Holder in direct communication between the Holder and the Corporation and not through any advertisement of any kind; and

(vi)	The Holder has the financial means to bear the economic risk of the investment which it hereby agrees to make.

(b)

All certificates representing Unit Shares, Unit Warrants, Unit Warrant Shares or other securities issued or issuable upon conversion of the Special Warrants represented hereby will be endorsed with a legend substantially as follows or such similar or other legends as deemed advisable by the Corporation to ensure compliance with the Securities Act and any other applicable laws or regulations:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(c)

The Holder will comply with all other applicable securities legislation in addition to the Securities Act to which the Holder is subject in selling or transferring any Unit Shares, Unit Warrants, Unit Warrant Shares or other securities issued or issuable upon conversion of the Special Warrants represented hereby and the Corporation may refuse to register any sale or transfer not in compliance with such other securities legislation.

(d)

Notwithstanding any other provision of this Special Warrant Certificate, the conversion rights set out herein, and the rights of the Holder to any Units, Unit Shares, Unit Warrants, Unit Warrant Shares or other securities are expressly made subject to compliance with all applicable securities laws. No securities will be issued pursuant to the provisions hereof or any Special Warrant represented hereby if the issuance of such securities would constitute a violation of applicable securities laws.

10.          Special Warrants to Rank Pari Pasu.

The Special Warrants represented hereby shall rank pari passu with all other Special Warrants of the same series issued by the Corporation on the Original Issue Date.

11.          Amendments to Special Warrants.

Any term or condition of the Special Warrants represented hereby may be amended or waived by written consent or agreement executed by the Corporation and the registered holders of more than 50% of the then outstanding Special Warrants.

IRELAND INC.	7
Special Warrant Certificate

12.          Payment of Taxes.

The Corporation shall not be required to pay any tax or other charge imposed in connection with the conversion of the Special Warrants represented hereby or a permissible transfer involved in the issuance of any certificate for any securities issuable upon conversion of the Special Warrants represented hereby in the name other than that of the Holder, and in any such case, the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Corporation’s satisfaction that no such tax or other charge is due.

13.          Notices

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon, (a) by personal delivery or telecopy, or (ii) one business day after deposit with a nationally recognized overnight delivery service such as Federal Express, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

CORPORATION:	IRELAND INC.
Attention: Douglas D.G. Birnie,
Chief Executive Officer, President & Secretary
2360 West Horizon Ridge Parkway, Suite 100
Henderson, NV 89052

Tel: (702) 932-0353

with a copy to:	NORTHWEST LAW GROUP
Attention: Christian I. Cu
#704, 595 Howe Street
P.O. Box 35
Vancouver, BC V6C 2T5

Fax: (604) 687-6650

HOLDER:	At the address set forth above.

14.          Governing Law

The provisions of this Special Warrant Certificate and the Special Warrants represented hereby shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts to be made and performed entirely within the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered by its duly authorized officer.

IRELAND INC.
by its authorized signatory:

Douglas D.G. Birnie
Chief Executive Officer, President and Secretary

NOTICE OF CONVERSION FORM

TO:	IRELAND INC.
A Nevada corporation (the “Corporation”)

Dear Sirs:

The undersigned (the “Subscriber”) hereby exercises the right to convert those Special Warrants represented by Special Warrant Certificate No. _________________________ (the “Special Warrant Certificate”), which Special Warrant Certificate is surrendered herewith, according to the terms and conditions set out in such Special Warrant Certificate:

(check one and only one of the following)

1.	[ ]

Pursuant to the provisions of Section 2 of the Special Warrant Certificate, entitling the Subscriber to receive one (1) Unit for every one (1) Special Warrant represented by the Special Warrant Certificate; or

2.	[ ]

Pursuant to the provisions of Section 3 of the Special Warrant Certificate, entitling the Subscriber to receive that number of shares of Common Stock and Common Stock Equivalents that the Holder would have been entitled to had the Subscriber participated in the following Subsequent Equity Financing at an aggregate subscription price equal to the product of the total number of Special Warrants represented by the Special Warrant Certificate times $0.20. (Note: Conversion rights under Section 3 are available only if exercised within one (1) month after such Subsequent Equity Financing has closed.)

Description of Subsequent Equity Financing:

Certificates for the securities to be issued to the Subscriber are to be issued as follows:

NAME:
(Please Print)

ADDRESS:

The Subscriber represents and warrants to the Corporation that:

(a)	The Subscriber is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933 (the “Securities Act”)

(b)	The Subscriber has not offered or sold any of the securities issuable upon conversion of the Special Warrants within the meaning of the Securities Act;

(c)

The Subscriber is acquiring the securities issuable upon conversion of the Special Warrants for its own account for investment purposes, with no present intention of dividing its interest with others or of reselling or otherwise disposing of all or any portion of the same;

(d)

The Subscriber does not intend any sale of securities issuable upon conversion of the Special Warrants either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

(e)

The Subscriber has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the securities issuable upon conversion of the Special Warrants;

(f)	The Subscriber is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the securities issuable upon conversion of the Special Warrants;

(g)

The securities issuable upon conversion of the Special Warrants were offered to the Subscriber in direct communication between the Subscriber and the Corporation and not through any advertisement of any kind;

(h)	The Subscriber has the financial means to bear the economic risk of the investment which it hereby agrees to make;

(i)	This subscription form will also confirm the Subscriber’s agreement as follows:

(i)

the securities issuable upon conversion of the Special Warrants have not been registered under the Securities Act or applicable state “Blue Sky” laws and, therefore, such securities may not be resold, transferred or hypothecated except pursuant to an effective registration statement under the Securities Act and any applicable state “Blue Sky” laws, or an opinion of counsel satisfactory to the Corporation to the effect that such registration is not necessary. The Corporation will refuse to register any sale or transfer of the securities issuable upon conversion of the Special Warrants not made in compliance with the Securities Act or any other applicable securities laws.

(ii)

Only the Corporation can take action to register the securities issuable upon conversion of the Special Warrants under the Securities Act or applicable state securities law or to comply with the requirements for an exemption under the Securities Act or applicable state securities law.

(iii)

The certificates representing securities issuable upon conversion of the Special Warrants will be endorsed with a legend substantially as follows or such similar or other legends as deemed advisable by the lawyers for the Corporation to ensure compliance with the Securities Act and any other applicable laws or regulations:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

Please deliver a special warrant certificate in respect of the securities referred to in the special warrant certificate surrendered herewith but not presently subscribed for, to the Subscriber.

DATED this ___________day of _______________________, _______.

Signature of Subscriber:

Name of Subscriber:

Address of Subscriber: